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[ALARIS LOGO]                                                    EXHIBIT 10.5


Option No.     ISO-"Number"

                              ALARIS MEDICAL, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

Optionee:  William C. Bopp

Exercise Price Per Share: Average of the daily closing prices for ALARIS Medical, Inc. stock from January 2 to January 8, 2002.

Total Number of Shares Subject to Grant: Such number of shares which, when divided by the Exercise Price Per Share, will equal a value of $288,000.

Date of Grant: January 9, 2002

1. GRANT OF OPTION. Subject to the closing of the ALARIS Medical Systems, Inc. ("Systems") $170 million U.S.-denominated borrowing co-managed by UBS Warburg and Bear Stearns & Co. Inc. and to the continuing employment of the optionee named above (the "Optionee") by Systems through the date of grant set forth above (the "Grant Date"), ALARIS Medical, Inc., a Delaware corporation (the "Company") grants as of the Grant Date, to the Optionee an option ("Option") to purchase all or any part of the total number of shares of common stock, $.01 par value per share, of the Company set forth above (the "Shares") at the exercise price (the "Exercise Price") per Share set forth above. This Option is also subject to all the terms and conditions of: (i) this Stock Option Agreement (the "Agreement"); (ii) the Company's 1996 Stock Option Plan, as amended effective December 23, 1999, attached hereto as Exhibit A (the "Plan"); and (iii) the Exercise Notice and Agreement attached hereto as Exhibit B (the "Notice"). This Agreement shall constitute the Stock Option Agreement contemplated by Section 9(e) of the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. This Option is intended to qualify as an "non-qualified stock option" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

2. VESTING; EXERCISE PERIOD OF OPTION. These options shall vest in full on the Grant Date. Subject to the termination provisions of Sections 4, 5 and 11(b) hereof, the vested portion of this Option may be exercised up to and including the date, which is ten (10) years from the Grant Date.

3. PARTIAL EXERCISE. Subject to Section 2 and Section 8 hereof, exercise of this Option may be made in part at any time and from time to time, except that this Option may not be exercised as to fewer than one hundred (100) Shares unless such exercise is made with respect to all of the Shares as to which this Option is then exercisable.

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4.    TERMINATION FOR CAUSE. In the event the Optionee is (i) an Officer or
Employee and is terminated from his/her office and/or employment with the Company or one of its Subsidiaries or Affiliates, as the case may be, for Cause; or (ii) a Director (but not an Officer or Employee) and is removed from his/her position as a Director for cause (as contemplated by the charter, by-laws or other organizational or governing documents), the unexercised portion of this Option, if any, held by the Optionee on the date of such removal or termination shall expire immediately.

5. TERMINATION OTHER THAN FOR CAUSE. In the event the Optionee is no longer a Director, Officer or Employee other than for the reasons set forth in Section 4 hereof the unexercised portion of this Option shall expire twelve (12) months thereafter unless this Option by its terms expires sooner.

6.    MANNER OF EXERCISE.

(a) This Option shall be exercisable by delivery to the Secretary of the Company of a Notice in the form attached hereto as Exhibit B which has been duly executed and completed by the Optionee.

(b) The Notice shall be accompanied by payment of the purchase price of the Shares being purchased as specified therein. Payment for the Shares may be made in the form of cash or in the principal amount (plus accrued interest, if any, but only if the Optionee or any of Optionee's successors, other than the Company, is not otherwise entitled to receive such accrued interest) of the Company's 7.25% Convertible Debentures, due January 15, 2002 (collectively, the "Convertible Debentures") , or any combination thereof.

(c) Subject to Section 9 hereof and provided that the Notice and payment are in form and substance satisfactory to the Committee and adequate provision has been made for the payment of any federal, state, local or foreign withholding obligations of the Company or any Subsidiary associated with such exercise, the Company shall issue the full number of Shares set forth in such Notice in the name of the Optionee or, if the Option was exercised the Optionee's guardian or legal representative as a result of the legal incompetence of the Optionee, Optionee's guardian or legal representative, as the case may be.

7. NONTRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Option may be exercised only by the Optionee or, in the event of the legal incompetence of the Optionee, by his guardian or legal representative. This Option and any interest therein may not be pledged, hypothecated, encumbered or otherwise made subject to execution, attachment or similar process, and the Option and any interest therein shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution or to a beneficiary upon the death of the Optionee. Any attempted transfer, assignment, pledge or hypothecation contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon this Option, shall be null and void and without effect. Any person claiming any rights

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under the Plan from or through the Optionee shall be subject to all terms and conditions of the Plan and the Agreement, except as waived by the Committee.

8. OBLIGATION TO EXERCISE OPTION. The grant of this Option imposes an obligation on the Optionee to exercise it, for that number of shares equal to the result obtained by dividing the Residual Amount (as defined below) by the Exercise Price Per Share and multiplying that amount by 25%, upon a call by the Company for such exercise. In the event that the Company effects that call, the Optionee shall exercise this Option for the amount of shares above referred to within one business day of such call. Other than under circumstances in which the Company effects the call above referred to, the grant of this Option imposes no obligation on the Optionee to exercise it. For purposes hereof, the term "Residual Amount" means the lesser of: (a) the amount, if any, by which the amount required to be spent by the Company and its subsidiaries to purchase or pay for outstanding Convertible Debentures exceeds $15 million; or (b) $1.152 million. For this purpose, if any person exercises an option issued by the Company to purchase shares of the Company's common stock and pays all or any portion of the purchase price for those shares in Convertible Debentures, the amount spent by the Company for those Convertible Debentures shall be the number of shares purchased by the person exercising that option with those debentures multiplied by the Market Price.

9. SECURITIES LAW REQUIREMENTS. No Shares shall be issued hereunder unless and until: (i) the Company and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or national market system on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities law or stock exchange.

10. WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of this Option, the Optionee shall pay or make adequate provision for the payment of any federal, state, local or foreign withholding obligations of the Company or any Subsidiary or Affiliate of the Company, if applicable. In the event the Optionee shall fail to pay or make adequate provision for the payment of such obligations, the Company shall have the right to refuse to honor the exercise or, in the discretion of the Committee, to issue a stock certificate for an amount of Shares equal to the difference obtained by subtracting: (i) the number of Shares, rounded up for any fraction to the next whole number, the aggregate of Exercise Prices for which equal the amount necessary to satisfy, or make adequate provision for, such applicable federal state, local or foreign withholding obligations; from (ii) the number of Shares attributable to that portion of the Option so exercised. In such cases, although the stock certificate delivered to the Optionee will be for a net number of Shares, such Optionee shall be considered, for tax purposes, to have received the number of Shares equal to the full number of Shares as to which this Option had been exercised.

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11.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE OF CONTROL.

(a) Except as otherwise provided in Section 11(b), in the event of any change in capitalization affecting the Shares subject to this Option, such as a stock dividend, stock split or recapitalization, the Committee, in its sole and absolute discretion, shall make proportionate adjustments with respect to: (i) the number of Shares which are subject to this Option and Agreement and the exercise price(s) associated therewith; PROVIDED, HOWEVER, that the number of Shares subject to this Option shall always be a whole number; and (ii) such other matters as shall be appropriate in light of the circumstances. If the Committee elects to so change the terms and provisions of this Agreement, the Committee shall notify the Optionee in writing and the terms and provisions contained therein, to the extent inconsistent with those contained herein, shall govern in all respects.

(b) In the event of a Change of Control, unless otherwise determined by the Committee, in the event of a Change of Control the outstanding portion of this Option shall terminate and cease to be outstanding immediately following the Change of Control; PROVIDED, HOWEVER, that no such Option termination shall occur unless the Optionee shall have been given five business days, following prior written notice, to exercise the outstanding portion of his or her vested Option at the effective time of the Change of Control, or to receive cash in an amount by which the price paid for a Share (determined on a fully-diluted basis and taking into account the exercise price, as determined by the Committee) in the Change of Control exceeds the per share exercise price of this Option. In the event of a Change of Control, in lieu of such Option termination, the Committee, in its discretion, may make provisions for the assumption of the outstanding portion of this Option, or the substitution for the outstanding portion of this Option of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices as to prevent dilution or enlargement of rights, provided that such Options shall be subject to vesting as set forth in the first sentence of this Section 11(b).

12. ENTIRE AGREEMENT. The Plan and the Notice are incorporated herein by reference. This Agreement, the Plan and the Notice constitute the entire agreement of the parties and supersede all prior undertakings, agreements, representations, warranties and understandings with respect to the subject matter hereof.

13. STOCKHOLDERS' RIGHTS. Neither the Optionee nor any beneficiary or other person claiming under or through the Optionee shall acquire any rights as a stockholder of the Company by virtue of the Optionee having been granted this Option. Neither the Optionee nor any beneficiary or other person claiming under or through the Optionee will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to this Option, except as to Shares, if any, that have been issued or transferred to the Optionee. No adjustment shall be made to this Option for dividends or distributions or other rights for which the record date is prior to the date of the exercise of this Option.

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14.   NO RIGHT TO CONTINUE EMPLOYMENT OR SERVICES. Nothing contained in this
Agreement, the Plan or the Notice shall be deemed to (i) confer upon the Optionee any right to continue to render services to the Company, a Subsidiary or Affiliate or continue as a Director, Officer or Employee; or (ii) affect the right of the Company, a Subsidiary, an Affiliate, the Board, the board of directors of a Subsidiary or an Affiliate, the stockholders of the Company or a Subsidiary, or the holders of interest of an Affiliate, as applicable, to (in the absence of any employment agreement) terminate the directorship, office or employment, as the case may be, of the Optionee at any time with or without Cause.

15. HEADINGS. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16. GOVERNING LAW. This Agreement and all actions taken hereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

17. ACKNOWLEDGMENT. The Optionee hereby acknowledges receipt of a copy of the Plan, represents that he/she has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan, this Agreement and the Notice. The Optionee further acknowledges that there may be tax consequences upon exercise of this Option or upon disposition of the Shares received on exercise of this Option and will rely on his/her own tax adviser with respect thereto.

                                    Optionee:  William C. Bopp

                                    By:   /s/ William C. Bopp
                                        --------------------------------------

                                    ALARIS Medical, Inc.

                                    By:   /s/ David L. Schlotterbeck
                                        --------------------------------------
                                          David L. Schlotterbeck
                                          President & Chief Executive Officer